Exhibit 99.1

Digirad Third Quarter Revenues Rose 23% to $17.2 Million

    POWAY, Calif.--(BUSINESS WIRE)--Nov. 1, 2004--Digirad Corporation (Nasdaq:DRAD):

    --  Second Consecutive Quarter of Positive Net Income
    --  Gary Burbach Named to Board

    Digirad Corporation (Nasdaq:DRAD), a leader in providing solid-state medical imaging products and services to physician offices, hospitals and imaging centers, today reported financial results for the three and nine months ended September 30, 2004.
    For the third quarter of 2004, total revenues rose 23% to $17.2 million, compared with total revenues of $14.0 million in the third quarter of 2003. Product revenues, which include sales of gamma cameras, accessories and maintenance contract revenues, reached a record $6.2 million, up 24% from $5.0 million a year ago. Third quarter revenues for Digirad Imaging Solutions' (DIS) mobile leasing services rose 22% to $11.0 million, compared with $9.0 million for the third quarter of the prior year.
    For the quarter ended September 30, 2004, gross profit increased 32% to $5.8 million, or 33% of revenue, from $4.3 million, or 31% of revenue in the prior-year period. This increase is a result of higher revenues, reductions in camera production costs and a decrease in per unit warranty costs. Operating expenses for the quarter increased 36% to $5.4 million, compared with $4.0 million for the comparable 2003 period. The increase in operating expenses was due to higher research and development costs incurred in developing new products, additional sales headcount and various general and administrative costs required to operate as a public company.
    Net income for the third quarter of $0.4 million compared with net income of $47,000 for the third quarter of 2003. When calculated on a pro forma basis to account for the conversion of all preferred stock into common stock in Digirad's initial public offering, net income per diluted share for the third quarter of 2004 was $0.02, compared with the pro forma net income per share of $0.00 for the comparable 2003 period. This marks the second consecutive quarter of profitability.
    "The continuing market demand for our products and services is evidenced by our strong third quarter revenue growth over the third quarter of 2003, including the record revenues from sales in our product segment and our second consecutive quarter of profitability," said David Sheehan, President and CEO of Digirad. "We continued our leadership as innovators in the industry with the September introduction of the Cardius(TM)-3, the first and only triple-head gamma camera designed specifically for cardiac imaging. We believe the launch of the Cardius-3, which allows for faster image acquisition times and improved workflow for the physician, was a significant event for Digirad. Feedback from the unveiling and product demonstration at the American Society of Nuclear Cardiology's 9th Annual Scientific Session was very positive.
    "The planned expansion of our sales force continued during the quarter with the addition of five new sales representatives, bringing us to 32 total reps," commented Sheehan. "We are on track to have 35 to 40 sales professionals by the end of 2004."
    The Company reported cash and cash equivalents and short-term investments of $57.8 million as of September 30, 2004.

    Year-to-Date Financial Results

    Comparing revenues for the first nine months of 2004 with the first nine months of 2003, total revenues rose 23% to $50.4 million. DIS revenues rose 29% to $32.7 million and product revenues increased 12% to $17.7 million.
    Gross margin for the first nine months of 2004 increased to 32%, up from 28% for the first nine months of 2003. Nine-month operating expenses increased 27% to $15.5 million, compared with $12.2 million for the comparable 2003 period. Net income for the first nine months of 2004 totaled $0.2 million, compared with a net loss of $1.7 million in the prior-year period. When calculated on a pro forma basis to account for the conversion of all preferred stock into common stock in Digirad's initial public offering, net income per diluted share for the 2004 nine-month period was $0.01, compared with the pro forma net loss per share of $0.13 for the comparable 2003 period.

    Financial Guidance

    Digirad today reaffirmed 2004 financial guidance previously provided on August 9, 2004. Although third quarter DIS revenues were adversely affected by physician office closures due to the hurricanes on the East Coast and a higher number of DIS customers purchasing cameras, Digirad continues to anticipate 2004 total revenues to be between $67 million and $70 million.
    Operating expenses for 2004 will reflect increases in investments to continue the Company's growth, including DIS sales force expansion through the end of the year, as well as ongoing investments in research and development and higher general and administrative costs associated with operating as a public company. The Company anticipates 2004 net income will range from $0.2 million to $0.5 million, or $0.01 to $0.03 on a per-share diluted basis. The Company expects quarterly results and growth rates to continue to fluctuate, based on seasonality stemming from physician vacations, holidays and inclement weather.
    This guidance is based on information and expectations as of November 1, 2004. These and other statements herein are forward looking, and actual results could differ dramatically. Please see the "Forward-Looking Statements" portion of this press release for a description of certain risk factors and Digirad's filings with the Securities and Exchange Commission for a more complete discussion of risks.

    Digirad Bolsters Board with Additional Nuclear Medicine and Device
Expertise

    On October 28, 2004, Gary F. Burbach was appointed to the Company's board of directors. Mr. Burbach currently serves as President and CEO of Bacchus Vascular, a developer of catheter-based medical devices for the removal of blood clots. He held the position of CEO of Philips Nuclear Medicine, a division of Philips Electronics, from 2001 to 2003 and, before its acquisition by Phillips, worked for four years for ADAC Laboratories, most recently as president and general manager of its nuclear medicine division. Mr. Burbach holds an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Stanford University.

    Conference Call Information

    Management will be hosting an investment community conference call beginning at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time) today to discuss this announcement and to answer questions.
    Individuals interested in listening to the conference call may do so by dialing 877-815-7177 for domestic callers, or 706-634-1178 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 for domestic callers, or 706-645-9291 for international callers, and entering reservation code 1502671.
    The live conference call also will be available via the Internet on the investor relations section of the Company's Web site at www.digirad.com. A recording of the call will be available on the Company's Web site for one year following the completion of the call.

    About Digirad

    Digirad Corp. develops, manufactures and markets solid-state, medical imaging products and services to physician offices, hospitals and imaging centers. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that can be used for the detection of various medical conditions, including cardiovascular disease. Digirad believes that its imaging systems produce a high-quality image; and, due to their lightweight, compact design, they fit easily within small office spaces and allow the delivery of nuclear imaging procedures in a wide range of clinical settings -- physician offices, outpatient clinics or within multiple departments in hospitals.
    Through its wholly owned subsidiaries, Digirad Imaging Solutions and Digirad Imaging Systems, Digirad also offers a comprehensive, mobile imaging leasing and services program for physicians who wish to perform nuclear cardiology procedures in their offices but do not have the patient volume, capital or resources to justify purchasing a gamma camera. Digirad Corp., Digirad Imaging Solutions and Digirad Imaging Systems are headquartered in Poway. For more information, please visit www.digirad.com.

    Forward-Looking Statements

    Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. In particular, these include statements relating to future actions, prospective products, services or market opportunities, future performance or results of current and anticipated products or services, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. The inclusion of forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business, including, without limitation: the degree to which Digirad's existing imaging systems and services will be accepted by physicians and hospitals; Digirad's ability to compete against large, well-established competitors with significantly greater resources; any unforeseen changes in domestic and international legislation, regulation or coverage and reimbursement policies of third-party payors; Digirad's ability to timely develop new products, product enhancements and services that are accepted by the market; Digirad's lack of a diversified line of products and services; any technical problems that may develop with respect to Digirad's imaging systems, including the Cardius-3, or any manufacturing or supply problems or price fluctuations that may affect Digirad's third-party suppliers; the ability of Digirad to effectively market, sell and distribute its imaging systems, including the Cardius-3, and services given its limited capabilities in these areas; Digirad's ability to retain and attract key executives, qualified managers, engineers and imaging technologists; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems, including the Cardius-3; Digirad's reliance on a limited number of customers for its products and imaging services; Digirad's compliance with extensive and complex product service and reimbursement regulations, licensure and reporting requirements of the Food and Drug Administration and other state and federal agencies, including with respect to the DIS business, those that are subject to variable interpretations; Digirad's ability to protect its intellectual property and proprietary technology through patents and other means and defend against claims by third parties; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 10, 2004.
    Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release, including the forward-looking statements contained herein, to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
    Digirad(R) and Digirad Imaging Solutions(R) are registered trademarks of Digirad Corporation. Cardius(TM) is a trademark of Digirad Corporation.


                          Digirad Corporation
                 Consolidated Statements of Operations
                              (Unaudited)

                      Three months                 Nine months
                     ended Sept. 30,              ended Sept. 30,
                   2004          2003           2004          2003

Revenues:
 DIS          $ 11,023,280  $  9,020,629   $ 32,725,167  $ 25,287,141
 Product         6,200,614     5,001,105     17,656,629    15,726,083

Total revenues  17,223,894    14,021,734     50,381,796    41,013,224

Cost of revenues:
 DIS             7,701,999     6,295,078     22,476,022    18,024,458
 Product         3,673,598     3,346,180     11,296,904    11,318,326
 Stock-based
  compensation      96,016        35,788        342,022        66,917

Total cost of
 revenues       11,471,613     9,677,046     34,114,948    29,409,701

Gross profit     5,752,281     4,344,688     16,266,848    11,603,523

Operating expenses:
 Research and
  development      871,822       483,677      2,196,889     1,658,679
 Sales and
  marketing      1,851,590     1,405,463      5,491,422     4,387,889
 General and
  administrative 2,521,167     1,927,521      7,164,327     5,761,908
 Amortization
  and
  impairment of
  intangible
  assets            16,076       142,131         48,228       355,789
 Stock-based
  compensation     172,190        32,810        609,462        63,169

Total operating
 expenses        5,432,845     3,991,602     15,510,328    12,227,434

Income (loss)
 from
 operations        319,436       353,086        756,520      (623,911)

Other income
 (expense):
 Interest income   236,978         7,864        278,771        27,898
 Interest expense (176,433)     (314,075)      (788,475)   (1,079,236)
 Other               6,154            --        (23,588)           --

Total other
 income (expense)   66,699      (306,211)      (533,292)   (1,051,338)

Net income (loss)  386,135        46,875        223,228    (1,675,249)
Accretion of
 deferred issuance
 costs on
 preferred
 stock                  --       (78,154)      (161,335)     (247,610)
Net income (loss)
 applicable to
 common
 stockholders $    386,135  $    (31,279)  $     61,893  $ (1,922,859)

Net income (loss)
 per common share:
 Historical --
  basic and
  diluted     $       0.02  $      (2.05)  $       0.01  $    (134.97)
 Pro forma --
  basic       $       0.02  $         --   $       0.02  $      (0.13)
 Pro forma --
  diluted     $       0.02  $         --   $       0.01  $      (0.13)

Shares used in
 computing
 historical net
 income (loss)
 per common
 share:
 Weighted average
  shares
  outstanding --
  basic         18,011,393        15,244      7,387,755        14,247
 Weighted average
  shares
  outstanding --
  diluted       19,391,569        15,244      16,124,892       14,247

Shares used in
 computing
 pro forma net
 income (loss)
 per common
 share:
 Weighted average
  shares
  outstanding --
  basic         18,011,393    12,459,515      14,745,317   12,458,518
 Weighted average
  shares
  outstanding --
  diluted       19,391,569    13,671,122      16,124,892   12,458,518

(1) As a result of the conversion of our preferred stock into 12.4 million shares of our common stock upon completion of our initial public offering in June 2004, there is a lack of comparability in the basic and diluted net income (loss) per share amounts for the periods presented above.


                          Digirad Corporation
                      Consolidated Balance Sheets

                                      Sept. 30, 2004    Dec. 31, 2003
                                        (Unaudited)

Assets
Currents assets:
 Cash and cash equivalents              $ 28,254,594     $  7,681,407
 Short-term investments                   29,528,656               --
 Accounts receivable, net                 10,149,169       12,195,031
 Inventories, net                          5,210,780        3,709,321
 Other current assets                      1,419,914          854,170

Total current assets                      74,563,113       24,439,929

Property and equipment, net               10,931,018       10,087,030
Intangibles, net                             508,861          511,832
Restricted cash                              120,000          120,000

Total assets                            $ 86,122,992     $ 35,158,791

Liabilities and stockholders' equity (deficit)
Current liabilities:
 Accounts payable                       $  2,839,849     $  3,036,209
 Accrued compensation                      1,947,784        1,893,336
 Accrued warranty                          1,313,571        1,051,242
 Other accrued liabilities                 3,826,158        2,647,741
 Deferred revenue                          2,190,662        1,514,488
 Current portion of notes payable to
  stockholders                                    --          245,000
 Current portion of debt                   2,381,187       11,473,619

Total current liabilities                 14,499,211       21,861,635

Deferred rent                                322,357               --
Notes payable to stockholders, net
 of current portion                               --          490,000
Long-term debt, net of current portion     2,685,368        4,232,071

Commitments and contingencies:
Redeemable convertible preferred stock,
 $0.0001 par value: no shares and
 46,023,000 shares authorized at
 Sept. 30, 2004, and Dec. 31, 2003,
 respectively; no shares and
 43,555,313 shares issued and
 outstanding at Sept. 30, 2004
 (unaudited), and Dec. 31, 2003,
 respectively                                     --       84,277,992

Stockholders' equity (deficit):
Preferred stock, $0.0001 par value:
 10,000,000 and no shares authorized
 at Sept. 30, 2004, and Dec. 31, 2003,
 respectively; no shares issued and
 outstanding at Sept. 30, 2004, and
 Dec. 31, 2003, respectively                      --               --
Common stock, $0.0001 par value:
 150,000,000 and 53,000,000 shares
 authorized at Sept. 30, 2004, and
 Dec. 31, 2003, respectively;
 18,012,619 and 23,540 shares issued
 and outstanding at Sept. 30, 2004
 (unaudited), and Dec. 31, 2003,
 respectively                                  1,801                2
Additional paid-in capital               149,926,111        5,031,891
Accumulated other comprehensive loss          (6,064)              --
Deferred compensation                     (1,187,260)        (554,375)
Accumulated deficit                      (80,118,532)     (80,180,425)

Total stockholders' equity (deficit)      68,616,056      (75,702,907)

Total liabilities and stockholders'
 equity (deficit)                       $ 86,122,922     $ 35,158,791


    CONTACT: Digirad Corporation
             Todd Clyde, 858-726-1600
             ir@digirad.com
              or
             Lippert/Heilshorn & Associates
             Ina McGuinness or Bruce Voss, 310-691-7100 imcguinness@lhai.com